Arden Group, Inc.

CONTACT:	Patricia S. Betance	Exhibit 99.1
	Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces New Supermarket

LOS ANGELES, CA September 30, 2013 – Arden Group, Inc. (Nasdaq–ARDNA) announced that its wholly-owned subsidiary, Gelson’s Markets (Gelson’s) has entered into a lease for a new supermarket location in La Cañada Flintridge, California. The remodel and actual opening of the location is subject to, among other things, necessary governmental approvals. Gelson’s is scheduled to take possession of the property on December 1, 2013 and anticipates opening a new supermarket at that location in February 2014. Gelson’s currently operates sixteen full-service supermarkets in Southern California with another one scheduled to open in November 2013 in Long Beach, California.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Arden Group, Inc. (Company). Certain statements contained in this Current Report on Form 8-K are forward-looking statements. These statements discuss, among other things, a future store opening which may or may not be accomplished. These forward-looking statements reflect the Company’s current plans and expectations and are based on information currently known to the Company. The Company cautions readers that any forward-looking statements contained in this Current Report involve risks and uncertainties and are subject to change. The Company does not undertake any obligation to update forward-looking statements.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842

2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950